September 22, 2017

First Trust Exchange-Traded AlphaDEX(R) Fund
120 East Liberty Drive, Suite 400
Wheaton, Illinois 60187

Ladies and Gentlemen:

      It is hereby acknowledged that First Trust Portfolios L.P. serves as the distributor of the Shares of each series of First Trust Exchange-Traded AlphaDEX(R) Fund ("Trust"). The Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), comprised of various exchange-traded funds (each, a "Fund," and, collectively, the "Funds") set forth on Exhibit A attached hereto, which may be amended from time to time.

      It is further acknowledged that the Trust has adopted a Distribution and Service Plan (the "Plan") pursuant to Rule l2b-1 under the 1940 Act with respect to the shares of beneficial interest ("Shares") of the Funds. Pursuant to the Plan, each Fund may bear a fee not to exceed 0.25% per annum of such Fund's average daily net assets. Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Plan.

      The purpose of this letter agreement is to agree and acknowledge that the Funds shall not pay, and we shall not collect, any fees pursuant to the Plan any time before December 31, 2018. This letter agreement supercedes that certain letter agreement by and among First Trust Portfolios L.P. and the Trust, dated as of November 21, 2016 with respect to the Trust only.

                                                   Very Truly Yours,

                                                   FIRST TRUST PORTFOLIOS L.P.

                                                   /s/ James Dykas
                                                   ----------------------------
                                                   James Dykas
                                                   Managing Director and CFO


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AGREED AND ACKNOWLEDGED:

FIRST TRUST EXCHANGE-TRADED ALPHADEX(R) FUND

/s/ James Dykas
------------------------
James Dykas
President and CEO


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                                   EXHIBIT A

FIRST TRUST EXCHANGE-TRADED ALPHADEX(R) FUND

FUNDS
First Trust Large Cap Core AlphaDEX(R) Fund
First Trust Mid Cap Core AlphaDEX(R) Fund
First Trust Small Cap Core AlphaDEX(R) Fund
First Trust Large Cap Value Opportunities AlphaDEX(R) Fund
First Trust Large Cap Growth Opportunities AlphaDEX(R) Fund
First Trust Multi Cap Value AlphaDEX(R) Fund
First Trust Multi Cap Growth AlphaDEX(R) Fund
First Trust Consumer Discretionary AlphaDEX(R) Fund
First Trust Consumer Staples AlphaDEX(R) Fund
First Trust Energy AlphaDEX(R) Fund
First Trust Financials AlphaDEX(R) Fund
First Trust Health Care AlphaDEX(R) Fund
First Trust Industrials/Producer Durables AlphaDEX(R) Fund
First Trust Materials AlphaDEX(R) Fund
First Trust Technology AlphaDEX(R) Fund
First Trust Utilities AlphaDEX(R) Fund
First Trust Mid Cap Growth AlphaDEX(R) Fund
First Trust Mid Cap Value AlphaDEX(R) Fund
First Trust Small Cap Growth AlphaDEX(R) Fund
First Trust Small Cap Value AlphaDEX(R) Fund
First Trust Mega Cap AlphaDEX(R) Fund